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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2000


                            internet.com Corporation
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             (Exact name of registrant as specified in its charter)



         Delaware                      000-26393                  06-1542480
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(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
     of incorporation)                                       Identification No.)


23 Old Kings Highway South
Darien, Connecticut                                                     06820
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(Address of principal                                                 (Zip Code)
  executive offices)


Registrant's telephone number, including area code: (203) 662-2800
                                                    --------------


                                       N/A

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 2. Acquisition or Disposition of Assets.
        -------------------------------------

     On September 8, 2000 (the "Effective Date"), the Registrant consummated the acquisition (the "Acquisition") of all of the assets of ClickZ, Inc., a Massachusetts corporation ("ClickZ"), pursuant to an Asset Purchase Agreement (the "Purchase Agreement"), dated September 8, 2000, by and among the Registrant, ClickZ, Andrew R. Bourland and Ann M. Handley.

     The consideration paid in the Acquisition (which was determined as a result of arms'-length negotiations) consisted of cash in the amount of $8,400,000 and 211,382 restricted shares of the Registrant's Common Stock. An additional payment of $1,600,000 in cash will be made within thirty days of the Effective Date. Furthermore, an additional payment, calculated as a multiple of the net revenues and net revenues less direct operating expenses derived from certain elements of the acquired assets for the twelve consecutive months following the Effective Date (the "Earnout Period") and consisting of 50% cash and 50% restricted shares of the Registrant's Common Stock, will be made after the end of the Earnout Period.

     ClickZ operates a network of Web sites and related Internet media properties that offer commentary from industry insiders as well as original case studies and insight on affiliate marketing, b2b marketing, brand marketing, digital living, e-business reports, e-commerce commentary, e-mail marketing and e-mail marketing case studies, e-marketing statistics and strategies, media buying, planning and selling, search engine optimization and small business advice. ClickZ's target audiences comprises media buyers and planners, Web and e-mail advertising firms, list vendors and agencies, ad and commerce based publishers, and Web developers. In addition to its network of Web sites and related Internet media properties, ClickZ produces conferences that focus on online marketing and advertising. The Registrant intends to integrate these acquired Web sites, related Internet media properties and conferences with the operations of the Registrant's existing business.

Item 7. Financial Statements and Exhibits.
        ----------------------------------

        (a) Financial Statements of Business Acquired:
            ------------------------------------------

                The financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K as soon as practicable but not later than 75 days after the date of this filing.

        (b) Pro Forma Financial Information:
            --------------------------------

                The pro forma financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K as soon as practicable but not later than 75 days after the date of this filing.


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        (c) Exhibits:
            ---------

               2.1 Asset Purchase Agreement, dated September 8, 2000, by and among internet.com Corporation, ClickZ, Inc., Andrew R. Bourland and Ann M. Handley*

               99.1 Press release, dated September 11, 2000, of internet.com
                    Corporation

* The exhibits to the Purchase Agreement are not being filed herewith. The Purchase Agreement filed herewith briefly describes the contents of each exhibit to the Purchase Agreement. The Registrant undertakes to furnish supplementally a copy of any omitted exhibit to the Commission upon request. Pursuant to Item 601(b)(2) of Regulation S-K, set forth below is a list of the omitted exhibits.

Exhibit A      Screen Shots of home pages of clickz.com, microscope.com and
               searchz.com
Exhibit B      Domain names, trademarks and trademark applications
Exhibit C      Assumed Contracts and Liabilities
Exhibit D      Hardware, software, equipment and furniture transferred to
               Purchaser
Exhibit E      Trademark Assignment
Exhibit F      Retained employees and terms and conditions of employment
Exhibit G      Agreements or information not transferred to Purchaser
Exhibit H      Mirror site
Exhibit I      Balance Sheets and Income Statements as of and for the year ended
               December 31, 1999 and as of and for the six months ended June 30,
               2000
Exhibit J      Material obligations and liabilities of Purchaser
Exhibit K      Earnout Support


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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INTERNET.COM CORPORATION

Date: September 11, 2000               By: /s/ Christopher S. Cardell
                                           -------------------------------
                                           Christopher S. Cardell
                                           President


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                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

    2.1 Asset Purchase Agreeement, dated September 8, 2000, by and among internet.com Corporation, ClickZ, Inc., Andrew R. Bourland and Ann M. Handley

    99.1            Press release, dated September 11, 2000, of internet.com
                    Corporation


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